Exhibit 99.1

Venus Concept Announces Second Quarter 2025 Financial Results

TORONTO, August 14, 2025 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three and six months ended June 30, 2025.

Summary of Financial Results & Recent Progress:

●	Total revenue for the second quarter of $15.7 million, down 5% year-over-year and up 15% quarter-over-quarter
o	U.S. revenue up $0.4 million, or 5%, year-over-year driven by growth in cash systems sales of $1.0 million, or 23%, year-over-year
●	Second quarter GAAP net loss of $11.7 million, compared to $19.9 million last year
●	Second quarter Adjusted EBITDA loss of $8.8 million, compared to $4.1 million last year
●
On April 10, 2025, the Company announced the closing of a registered direct offering priced at-the-market under Nasdaq rules for the purchase and sale of 328,573 shares of common stock at a purchase price of $3.50 per share. The gross proceeds to the Company from the offering were approximately $1.1 million, before deducting placement agent fees and other offering expenses payable by the Company.

●
On April 14, 2025, the Company announced the closing of a registered direct offering priced at-the-market under Nasdaq rules for the purchase and sale of 386,700 shares of common stock at a purchase price of $4.06 per share. The gross proceeds to the Company from the offering were approximately $1.57 million, before deducting placement agent fees and other offering expenses payable by the Company.

●	On June 6, 2025, the Company announced it had entered into a definitive agreement to sell its Venus Hair business to MHG Co. Ltd in an all-cash transaction valued at $20 million.
●
On June 9, 2025, the Company announced the closing of a registered direct offering priced at-the-market under Nasdaq rules for the purchase and sale of 434,720 shares of common stock at a purchase price of $2.65 per share. The gross proceeds to the Company from the offering were approximately $1.15 million, before deducting placement agent fees and other offering expenses payable by the Company.

●
On July 1, 2025, the Company announced that, on June 30, 2025, the Company exchanged $6.5 million of its subordinated convertible notes held by affiliates of Madryn Asset Management, LP for 325,651 shares of its Series Y preferred stock.

Management Commentary:

“Our second quarter revenue results reflect strong execution in a continued challenging environment,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “We delivered solid sequential growth in the second quarter, driven by 20% growth in total systems and subscription sales quarter-over-quarter. We were particularly encouraged by year-over-year growth in the US business which led to a significant moderation of the decline year-over-year for the entire business. Our focus remains on managing our cash burn through disciplined cost management and making targeted investments to support our long-term growth.”

Mr. De Silva continued: “We have made considerable progress this year towards our strategic initiative to position the Company for long-term success. We have enhanced our balance sheet and improved our capital structure through multiple transactions including amendments to increase available financing capacity under our existing bridge loan facility, debt-to-equity exchange transactions totaling $17.5 million in converted debt and multiple equity capital transactions with existing and new investors raising a total of $3.9 million in gross proceeds. We also announced a definitive agreement to sell our Venus Hair business to MHG Co. Ltd in an all-cash transaction valued at $20 million, resulting from our ongoing evaluation of strategic alternatives to maximize shareholder value. We believe this transaction will strengthen the Company by allowing us to focus on our global medical aesthetics business which we expect will improve revenue growth, lower operating expenses, enhance the cash flow profile of the business and accelerate the path to long-term, sustainable profitability.”

Second Quarter 2025 Financial Results:

	Three Months Ended June 30,
	2025	2024
	(dollars in thousands)
Revenues by region:
United States	$9,727	$9,280
International	5,965	7,302
Total revenue	$15,692	$16,582

	Three Months Ended June 30,
	2025		2024		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues by product:
Venus Prime / Subscription—Systems	$4,681	29.8	$4,517	27.2	$164	3.6
Products—Systems	7,939	50.6	8,588	51.8	(649)	(7.6)
Products—Other	2,444	15.6	2,647	16.0	(203)	(7.7)
Services	628	4.0	830	5.0	(202)	(24.3)
Total	$15,692	100.0	$16,582	100.0	$(890)	(5.4)

Total revenue for the second quarter of 2025 decreased $0.9 million, or 5%, to $15.7 million, compared to the second quarter of 2024. The decrease in total revenue, by region, was driven by a $1.3 million, or 18%, decrease year-over-year in International revenue, offset partially by a $0.4 million, or 5%, increase year-over-year in United States revenue.

The decrease in total revenue, by product category, was driven by a 4% increase in lease systems revenue, offset by an 8% decrease in products – systems revenue, an 8% decrease in products – other revenue and a 24% decrease in services revenue. The percentage of total systems revenue derived from the Company’s internal lease programs (Venus Prime and our legacy subscription model) was approximately 37% in the second quarter of 2025, compared to 34% in the prior year period.

Gross profit for the second quarter of 2025 decreased $2.4 million, or 20%, to $9.4 million compared to the second quarter of 2024. The decrease in gross profit is primarily attributed to the effects of customer uncertainty about economic stability, tighter third-party lending practices which negatively impacted capital equipment sales, and a decrease in revenue in our international markets driven by the exit from unprofitable direct markets. To a lesser extent, gross profit declines were also impacted by supply disruptions caused by the Israel-Iran conflict impacting production at our contract manufacturer's facility in Israel.  Gross margin was 60.1% of revenue, compared to 71.5% of revenue for the second quarter of 2024.

Operating expenses for the second quarter of 2025 increased $1.0 million, or 6%, to $18.5 million, compared to the second quarter of 2024. Operating expenses for the second quarter of 2025 increased $0.2 million, or 1%, on a quarter-over-quarter basis. The year-over-year change in total operating expenses was driven by an increase of $0.8 million, or 9%, in general and administrative expenses, an increase of $0.6 million, or 9%, in selling and marketing expenses, and a decrease of $0.4 million, or 22%, in research and development expenses. The modest increase in second quarter of 2025 operating expenses reflects our continued progress in cost containment and streamlining of our operations.

Operating loss for the second quarter of 2025 was $9.0 million, compared to operating loss of $5.6 million for the second quarter of 2024.

Net loss attributable to stockholders for the second quarter of 2025 was $11.7 million, or $8.03 per share, compared to net loss of $20.0 million, or $30.93 per share for the second quarter of 2024. Weighted average shares outstanding for the second quarter of 2025 and 2024 gives effect for the Company’s 1 for 11 reverse stock split effective March 3, 2025. Adjusted EBITDA loss for the second quarter of 2025 was $8.8 million, compared to adjusted EBITDA loss of $4.1 million for the second quarter of 2024.

As of June 30, 2025, the Company had cash and cash equivalents of $4.9 million and total debt obligations of approximately $34.3 million, compared to $4.3 million and total debt obligations of approximately $39.7 million, respectively, as of December 31, 2024.

Fiscal Year 2025 Financial Outlook:

Given the Company’s active dialogue with existing lenders and investors, ongoing evaluation of strategic alternatives with various interested parties to maximize shareholder value, and assessment of potential trade disruptions, the Company is not providing financial guidance at this time.

Conference Call Details:

Management will host a conference call at 5:00 p.m. Eastern Time on August 14, 2025 to discuss the results of the quarter. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13754867. A live webcast of the call will also be provided on the investor relations section of the Company's website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at: 877-660-6853 (201-612-7415 for international callers); access code 13754867. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reaches over 60 countries and 9 direct markets. Venus Concept's product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Versa PRO, Venus Legacy, Venus Velocity, Venus Viva, Venus Glow, Venus Bliss, Venus Bliss MAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept's hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, Masters Special Situations, and Madryn Asset Management, L.P.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, but are not limited to, statements about our financial performance and metrics; the growth in demand for our systems and other products; the efficacy of the restructuring plan; the identification and efficacy of strategic alternatives to maximize shareholder value; the reduction in our cash burn; and the continued implementation of turnaround plans, including debt restructurings and financings.  These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Healthcare on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@ICRHealthcare.com

Venus Concept Inc.

Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,878	$4,271
Restricted cash	987	—
Accounts receivable, net of allowance of $2,916 and $3,402 as of June 30, 2025, and December 31, 2024, respectively	15,767	18,721
Inventories	15,860	17,561
Prepaid expenses	779	828
Advances to suppliers	6,050	6,027
Other current assets	1,787	1,104
Total current assets	45,108	48,512
LONG-TERM ASSETS:
Long-term receivables, net of allowance of $174 and $384 as of June 30, 2025 and December 31, 2024, respectively	9,641	8,534
Deferred tax assets	950	1,459
Severance pay funds	512	488
Property and equipment, net	940	936
Operating right-of-use assets, net	2,684	3,282
Intangible assets	3,250	4,973
Total long-term assets	17,977	19,672
TOTAL ASSETS	$63,085	$68,184
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$5,848	$6,484
Accrued expenses and other current liabilities	13,011	11,433
Note payable	18,419	8,271
Unearned interest income	885	907
Warranty accrual	803	917
Deferred revenues	914	953
Operating lease liabilities	1,238	1,322
Total current liabilities	41,118	30,287
LONG-TERM LIABILITIES:
Long-term debt	15,866	31,437
Accrued severance pay	543	528
Unearned interest income	401	364
Warranty accrual	174	222
Operating lease liabilities	1,538	1,997
Other long-term liabilities	673	511
Total long-term liabilities	19,195	35,059
TOTAL LIABILITIES	60,313	65,346
Commitments and Contingencies (Note 9)
STOCKHOLDERS’ EQUITY (Note 14):
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 1,859,123 and 709,130 issued and outstanding as of June 30, 2025, and December 31, 2024, respectively	31	30
Additional paid-in capital	335,279	311,238
Accumulated deficit	(332,983)	(308,899)
TOTAL STOCKHOLDERS’ EQUITY	2,327	2,369
Non-controlling interests	445	469
	2,772	2,838
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$63,085	$68,184

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Leases	$4,681	$4,455	$7,330	$8,048
Products and services	11,011	12,127	22,005	26,013
	15,692	16,582	29,335	34,061
Cost of goods sold:
Leases	1,269	410	2,113	1,887
Products and services	4,992	4,323	9,036	8,678
	6,261	4,733	11,149	10,565
Gross profit	9,431	11,849	18,186	23,496
Operating expenses:
Selling and marketing	7,685	7,048	14,677	14,422
General and administrative	9,433	8,660	19,168	18,908
Research and development	1,354	1,737	2,910	3,522
Total operating expenses	18,472	17,445	36,755	36,852
Loss from operations	(9,041)	(5,596)	(18,569)	(13,356)
Other expenses:
Foreign exchange (gain) loss	(545)	774	(664)	1,098
Finance expenses	1,167	2,452	2,737	4,120
Loss on debt extinguishment	1,865	10,901	2,914	10,901
Loss before income taxes	(11,528)	(19,723)	(23,556)	(29,475)
Income tax expense	214	141	552	178
Net loss	$(11,742)	$(19,864)	$(24,108)	$(29,653)
Net loss attributable to stockholders of the Company	$(11,721)	$(19,951)	$(24,084)	$(29,745)
Net (loss) income attributable to non-controlling interest	$(21)	$87	$(24)	$92

Net loss per share:
Basic	$(8.03)	$(30.93)	$(22.18)	$(48.60)
Diluted	$(8.03)	$(30.93)	$(22.18)	$(48.60)
Weighted-average number of shares used in per share calculation:
Basic	1,459	645	1,086	612
Diluted	1,459	645	1,086	612

Venus Concept Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(24,108)	$(29,653)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,904	1,952
Stock-based compensation	344	578
Provision for expected credit losses	2,330	444
Provision for inventory obsolescence	886	723
Finance expenses and accretion	2,737	2,526
Deferred tax expense (recovery)	509	(176)
Loss on extinguishment of debt	2,914	10,901
Loss on disposal of property and equipment	11	19
Changes in operating assets and liabilities:
Accounts receivable short-term and long-term	(163)	5,962
Inventories	815	2,567
Prepaid expenses	49	289
Advances to suppliers	(23)	1,064
Other current assets	(504)	669
Operating right-of-use assets, net	598	610
Other long-term assets	(320)	(2)
Trade payables	(601)	(1,611)
Accrued expenses and other current liabilities	1,423	225
Current operating lease liabilities	(84)	(158)
Severance pay funds	(24)	152
Unearned interest income	15	(503)
Long-term operating lease liabilities	(459)	(549)
Other long-term liabilities	(7)	(239)
Net cash used in operating activities	(11,758)	(4,210)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(197)	(47)
Net cash used in investing activities	(197)	(47)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1	10
2024 Registered Direct Offering shares and warrants, net of costs of $222	—	976
2024 Convertible Notes issued to EW, net of costs of $393	—	1,607
2025 Registered Direct Offering shares and warrants, net of costs $589	3,283	—
Proceeds from Short-term Bridge Financing by Madryn, net of costs of $35 (2024- $238)	9,265	2,000
Net cash provided by financing activities	12,549	4,593
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	594	336
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	4,271	5,396
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$4,865	$5,732
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$(17)	$69
Cash paid for interest	$—	$1,594

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before foreign exchange (gain) loss, financial expenses, income tax expense (benefit), depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

The following is a reconciliation of net loss to Adjusted EBITDA for the periods presented:

Venus Concept Inc.
Reconciliation of Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of net loss to adjusted EBITDA	(in thousands)		(in thousands)
Net loss	$(11,742)	$(19,864)	$(24,108)	$(29,653)
Foreign exchange (gain) loss	(545)	774	(664)	1,098
Loss on debt extinguishment	1,865	10,901	2,914	10,901
Finance expenses	1,167	2,452	2,737	4,120
Income tax expense	214	141	552	178
Depreciation and amortization	955	977	1,904	1,952
Stock-based compensation expense	137	239	344	578
ERC Claim recovery (4)	(1,505)	—	(1,505)	—
Top up to 401(k) under the Voluntary Correction Plan (3)	516	—	516	—
CEWS (1)	—	—	—	418
Other adjustments (2)	93	238	120	1,148
Adjusted EBITDA	$(8,845)	$(4,142)	$(17,190)	$(9,260)

(1) In April 2022, the Canada Revenue Agency (“CRA”) initiated an audit of the Canada Emergency Wage Subsidy Claim (“CEWS”) that the Company filed between 2020-2021. The CRA has currently assessed a denial of CEWS claims made by the Company in 2020 and is requesting repayment of $418. The Company disputes the CRA assessment and intends to challenge this matter through the Tax Court or Judicial Review.
(2) For the three and six months ended June 30, 2025 and June 30, 2024 the other adjustments are represented by restructuring activities designed to improve the Company's operations and cost structure.
(3) A provision has been made under the Voluntary Correction Plan to account for a discrepancy noted by the IRS upon review of the Company’s 401(K) plan.
(4) Represents funds received or accrued under the IRS Employee Retention Tax Credit (ERC) program providing relief to eligible businesses impacted by the COVID-19 pandemic.